PROSPECTUS Dated                                      Pricing Supplement No. 61
May 1, 2007                                           December 24, 2007



                              U.S. $9,815,000,000          Rule 424 (b)(3)
                                                        Registration Statement
                            FORD MOTOR CREDIT COMPANY LLC    No. 333-131062


                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum
                             - - - - - - - - - - - -


Period          Tier One Notes        Tier Two Notes        Tier Three Notes
Beginning       Under $15,000         $15,000-$50,000         Over $50,000
---------       --------------        ---------------       ----------------
12/24/2007           5.13%                 5.28%                   5.43%